Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com	For Release: Aug. 22, 2011 1:05 p.m. PDT

QUANTUM NAMES DAVID KRALL TO BOARD OF DIRECTORS

SAN JOSE, Calif., Aug. 22, 2011 - Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, today announced that David Krall has been appointed to Quantum's board of directors, effective Aug. 17, 2011. Krall is a former president and CEO of Avid Technology Inc., a leading provider of digital media creation tools for the Media and Entertainment industry, and has held a variety of executive management positions in both large public companies and small startups.

"David has a broad range of technology experience and market knowledge," said Jon Gacek, president and CEO of Quantum. "In addition, he has a record of demonstrated leadership in growing businesses that I look forward to drawing upon as Quantum continues to build on our data protection and management expertise to drive increased revenue."

Krall is currently a strategic advisor to Roku Inc., a leading manufacturer of media players for streaming entertainment, and Universal Audio, a manufacturer of audio hardware and software plug-ins. In 2010, he served as president and COO of Roku and grew revenue by 60 percent.

From 2008 to 2010, Krall was president and CEO of QSecure Inc., a startup developing secure credit cards based on Micro-Electro-Mechanical-System technology, and he currently serves as executive chairman at the company. Prior to joining QSecure, Krall spent 12 years at Avid Technology, including seven as president and CEO. In this role, he doubled revenue, increased the company's market cap nearly tenfold to $2 billion and revitalized its post production business. Through strategic acquisition, Krall also established Avid as the worldwide leader in video editing for both consumers and professionals.

From 1983 to 1995, Krall held a variety of engineering and project management positions at several companies.

In addition to Quantum and QSecure, Krall serves on the boards of Progress Software Corp. and Audinate Pty Ltd.

About Quantum

Quantum Corp. (NYSE:QTM) is the leading global specialist in backup, recovery, and archive. From small businesses to multinational enterprises, more than 50,000 customers trust Quantum to solve their data protection, retention and management challenges. Quantum's best-of-breed, open systems solutions provide significant storage efficiencies and cost savings while minimizing risk and protecting prior investments. They include three market-leading, highly scalable platforms: DXi®-Series disk-based deduplication and replication systems for fast backup and restore, Scalar® tape automation products for disaster recovery and long-term data retention, and StorNext® data management software and appliances for high-performance file sharing and archiving. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum, the Quantum logo, DXi, Scalar and StorNext are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement: This press release contains "forward-looking" statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to 1) benefits to Quantum from David Krall's joining Quantum's board and 2) Quantum's future revenue, may be forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum's actual results to differ materially from those implied by the forward-looking statements. These risks include operational difficulties, unforeseen technical limitations, unexpected material deviation in product operation, the ability of competitors to introduce new solutions that compete more successfully with our solutions, unexpected changes in market conditions and unanticipated changes in customers' needs or requirements, as well as the risks set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors," in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2011. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.